UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 W. Wacker	60601
Floor 25	(Zip Code)
Chicago
Illinois	(773)	945-6801
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on June 12, 2024, Groupon, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment to the Company's 2011 Incentive Plan, as amended (the “2011 Incentive Plan”), to increase the number of authorized shares thereunder (the “Share Increase Amendment”). The 2011 Incentive Plan authorizes the Compensation Committee ("Compensation Committee") of the Company’s Board of Directors (the "Board") to provide equity-based compensation in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, deferred stock, deferred stock units, performance compensation awards, other stock-based awards and cash-based awards based on or related to shares of the Company’s common stock, par value, $0.0001 per share. For additional information regarding the 2011 Incentive Plan, see “Proposal 5: Approval of the Share Increase Amendment” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024, and the Company's additional definitive proxy soliciting materials on Schedule 14A filed with the Securities and Exchange Commission on May 23, 2024.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Company's Annual Meeting.

Election of Directors

The Company's five director nominees were elected to the Board and will serve as directors until the Company's next annual meeting of stockholders or until their respective successors are elected and qualified. The directors were elected with the following vote:

	For	Withheld	Broker Non-Vote
Dusan Senkypl	22,867,575	117,946	7,170,036
Jan Barta	22,028,870	956,651	7,170,036
Robert Bass	22,228,550	756,971	7,170,036
Jason Harinstein	22,832,246	153,275	7,170,036
Theodore Leonsis	18,853,879	4,131,642	7,170,036

Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2024

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year was ratified with the following vote:

For	Against	Abstentions
29,987,639	25,014	142,904

Advisory Approval of Groupon's Named Executive Officer Compensation

A proposal to conduct an advisory non-binding resolution approving the compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
22,601,966	368,222	15,333	7,170,036

Advisory Approval of the Frequency of Future Advisory Votes to Approve Groupon's Named Executive Officer Compensation

A proposal requesting a non-binding vote of the stockholders to determine whether the advisory stockholder vote on executive compensation shall occur every one, two or three years, resulted in stockholders approving a one-year frequency with the vote set forth in the table below. The Board, which recommended a one-year frequency, determined that the Company will continue to hold its advisory stockholder vote on executive compensation every year.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
22,872,203	16,565	70,920	25,833	7,170,036

Amendment of the 2011 Incentive Plan to Increase the Number of Authorized Shares Thereunder

A proposal to approve a separate amendment to the 2011 Incentive Plan to increase the number of authorized shares thereunder was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
19,133,568	3,822,564	29,389	7,170,036

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
10.1
Amended and Restated Groupon, Inc. 2011 Incentive Plan, as amended (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule DEF14A, filed with the SEC on April 29, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: June 12, 2024
By: /s/ Jiri Ponrt Name: Jiri Ponrt Title: Chief Financial Officer